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EXHIBIT 99.1
PRESS RELEASE


For Immediate Release



              FEMONE ANNOUNCES FIRST QUARTER 2004 EARNINGS RESULTS
                      GROSS PROFITS UP 11% OVER PRIOR YEAR


Carlsbad, CA, May 17, 2004 - FemOne, Inc., a publicly held Nevada Corporation (OTCBB: FEMO) reported net sales for the first quarter of 2004 ended March 31, 2004, of $219,491, 1% less than net sales of $222,279 in the first quarter of 2003. The Company's quarterly gross profits increased to $162,586, an 11% increase over gross profits of $146,589 in the first quarter of 2003.

The net loss attributable to common stockholders for the quarter ended March 31, 2004 was $588,477, or $0.02 per share, compared to a net loss of $303,964, or $0.03 per share, a year ago. The increase in net loss in 2004 reflects the increase in expenses associated with our operations and efforts to grow the business, and its shareholder value.

Operating expenses for the quarter ended March 31, 2004 amounted to $739,334 compared to $417,361 in the first quarter of 2003. The increase in operating expenses is attributable to new expenses of a publicly traded company that the company did not experience for most of 2003, when it was still privately held.

The information contained in this press release should be read in connection with the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 and its Annual Report on Form 10-KSB for the year ended December 31, 2003, as these reports contain the information contained in this press release as well as other information necessary for an understanding of the Company.

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ABOUT FEMONE, INC.

FemOne, Inc. (OTCBB: FEMO) is based in Carlsbad, California as a direct-selling company with distribution in the United States and Canada. More information about FemOne and its products can be found on the company's web site at www.femone.com , or by calling FemOne Inc. at (760) 448-2498. You may also contact investor relations at FEMO@Investorgrowth.com or at (760) 944-7582.

"ANY STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, AS SUCH TERM IS DEFINED IN THE PRIVATE LITIGATION REFORM ACT OF 1995, CONCERNING POTENTIAL DEVELOPMENTS AFFECTING THE BUSINESS, PROSPECTS, FINANCIAL CONDITION AND OTHER ASPECTS OF THE COMPANY TO WHICH THIS RELEASE PERTAINS. THE ACTUAL RESULTS OF THE SPECIFIC ITEMS DESCRIBED IN THIS RELEASE, AND THE COMPANY'S OPERATIONS GENERALLY, MAY DIFFER MATERIALLY FROM WHAT IS PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH SUCH STATEMENTS ARE BASED UPON THE BEST JUDGMENTS OF MANAGEMENT OF THE COMPANY AS OF THE DATE OF THIS RELEASE, SIGNIFICANT DEVIATIONS IN MAGNITUDE, TIMING AND OTHER FACTORS MAY RESULT FROM BUSINESS RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE COMPANY'S DEPENDENCE ON THIRD PARTIES, GENERAL MARKET AND ECONOMIC CONDITIONS, TECHNICAL FACTORS, THE AVAILABILITY OF OUTSIDE CAPITAL, RECEIPT OF REVENUES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE INFORMATION CONTAINED IN ANY FORWARD-LOOKING STATEMENT.

THESE FORWARD LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. IN SOME CASES, YOU CAN IDENTIFY FORWARD LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "COULD," "INTEND," "EXPECTS," "PLAN," "ANTICIPATES," "BELIEVES," "ESTIMATES," "PREDICTS," "POTENTIAL," OR "CONTINUE" OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS. MOREOVER, NEITHER WE NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF SUCH STATEMENTS."


- Tables Follow -


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                                  FemOne, Inc.
                          Summary Financial Information

                                                  For the Three Months Ended
Statement of Operations Data:                             March 31,
                                                   2004               2003
                                               -------------      -------------
REVENUES
     Sales                                     $    219,491       $    222,279
     Cost of Sales                                   56,905             75,690
                                               -------------      -------------
Gross Profit                                        162,586            146,589
                                               -------------      -------------

EXPENSES
     Order fulfillment costs                        126,642            126,294
     Sales and marketing                            253,967            125,168
     General and administrative                     358,725            165,899
                                               -------------      -------------
LOSS FROM OPERATIONS                                739,334            417,361
                                               -------------      -------------
OTHER INCOME (EXPENSES), net                        (11,729)           (33,192)
                                               -------------      -------------
LOSS BEFORE PROVISION FOR INCOME TAX               (588,477)          (303,094)
PROVISION FOR INCOME TAX                                 --                 --
NET LOSS                                       $   (588,477)      $   (303,094)
                                               =============      =============
NET LOSS PER COMMON
   SHARE - Basic and Diluted                   $      (0.02)      $      (0.03)
                                               =============      =============
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - Basic
and Diluted                                      26,198,509          9,593,514
                                               =============      =============

Balance Sheet Data:                              March 31,         December 31,
                                                   2004                2003
                                               -------------      -------------
Inventory                                      $    442,113       $    406,138
Intangible assets, net                         $    212,575       $    215,368
Net working capital deficit                    $   (380,995)      $   (244,730)
Total assets                                   $    723,086       $    705,372
 Accounts payable and accrued liabilities      $    318,479       $    261,271
Deferred Compensation                          $    340,174       $    279,584
Notes payable - related parties                $    602,737       $    441,419
Total liabilities                              $  1,355,916       $  1,033,978
Total stockholders equity                      $   (632,830       $   (328,606)

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